UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 25, 2008
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 H3C Summary Financial Information Provided to Bank Lenders

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Bonus Determination for Dr. Shusheng Zheng, Chief Operating Officer of H3C. On March 25, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of 3Com Corporation (“3Com”) approved bonus payments for H3C’s fiscal year 2007 for Dr. Zheng. The Committee approved a regular annual bonus payment of $309,100. In addition, under H3C’s long term incentive plan, the Committee approved a payment of $500,000, payable over three years subject to continued employment. These bonuses were determined based on a variety of factors, including the Committee’s review of specified business performance metrics for H3C’s fiscal year 2007 and specific metrics for H3C’s fourth quarter of 2007. The Committee also considered Dr. Zheng’s contribution and individual performance.

ITEM 7.01	Regulation FD Disclosure
     As required by its senior secured credit facility the Company made available to its senior secured bank lenders certain summary financial information concerning H3C. This financial data is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01. As described in Exhibit 99.1, the financial data set forth in Exhibit 99.1 differs from the H3C segment data published by the Company in its financial press releases.
     The information in Item 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description

99.1	H3C — Summary Financial Information Provided to Bank Lenders

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: March 31, 2008	By:	/s/ Jay Zager
Jay Zager
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	H3C — Summary Financial Information Provided to Bank Lenders